EXHIBIT 16.1

                                                                 August 7,  2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Ladies and Gentlemen:

We have read the statements of Torpedo Sports USA, Inc. (formerly E Nutrition, Inc.) pertaining to our firm included under Item 4 of Form 8-K dated August 7, 2002 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,


/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.